Exhibit 99.1

TransDigm Group Reports Fiscal 2025 Third Quarter Results

Cleveland, Ohio, August 5, 2025/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the third quarter ended June 28, 2025.
Third quarter highlights include:
•Net sales of $2,237 million, up 9% from $2,046 million in the prior year's quarter;
•Net income of $493 million, up 7% from the prior year's quarter;
•Earnings per share of $8.47, up 6% from the prior year's quarter;
•EBITDA As Defined of $1,217 million, up 12% from $1,091 million in the prior year's quarter;
•EBITDA As Defined margin of 54.4%;
•Adjusted earnings per share of $9.60, up 7% from $9.00 in the prior year's quarter; and
•Upward revision to fiscal 2025 EBITDA As Defined and adjusted earnings per share mid-point guidance.
Quarter-to-Date Results
Net sales for the quarter increased 9.3%, or $191 million, to $2,237 million from $2,046 million in the comparable quarter a year ago. Organic sales growth as a percentage of net sales was 6.3%.
Net income for the quarter increased $32 million, or 6.9%, to $493 million from $461 million in the comparable quarter a year ago. The increase in net income primarily reflects the increase in net sales described above, the application of our value-driven operating strategy, lower one-time refinancing costs and lower acquisition transaction-related expenses. The increase was partially offset by higher interest expense.
Adjusted net income for the quarter increased 7.1% to $558 million, or $9.60 per share, from $521 million, or $9.00 per share, in the comparable quarter a year ago.
EBITDA for the quarter increased 12.9% to $1,123 million from $995 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 11.5% to $1,217 million compared with $1,091 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 54.4% compared with 53.3% in the comparable quarter a year ago.

"Our commercial aftermarket and defense markets performed well this quarter, and as expected, growth within the commercial aftermarket continued to moderate. However, sales in the commercial OEM market fell short of our expectations, primarily due to lower than anticipated OEM build rates and inventory destocking," stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. "Our teams successfully navigated the challenges that came with the uneven demand in our commercial OEM market to deliver a healthy EBITDA As Defined margin of 54.4%, up approximately 110 basis points from the comparable prior year period and including an approximately 70 basis point headwind due to the full quarter impact of last year's acquisitions.
Additionally, we are excited to have recently completed the acquisition of Servotronics, Inc., and to have announced our agreement to acquire the Simmonds Precision Products, Inc. Business ("Simmonds") of Goodrich Corporation from RTX Corporation. In the aggregate, over $900 million in capital is expected to be deployed for these two acquisitions. These businesses fit well with our long-standing strategy, and we expect each of these acquisitions to create equity value in-line with our long-term equity-like return objectives.
As always, we remain focused on our operating strategy, value drivers and effectively managing our cost structure. We look forward to the final quarter of our fiscal 2025 and the opportunity to continue driving value for our shareholders."
Financing Activity
During the quarter, on May 20, 2025, TransDigm successfully completed a private offering of $2,650 million of 6.375% Senior Subordinated Notes due May 31, 2033. TransDigm used the net proceeds from the offering, plus cash on hand, to redeem all of its $2,650 million of outstanding 5.50% Senior Subordinated Notes due 2027.
Share Repurchase Activity
During the third quarter of fiscal 2025, TransDigm repurchased 105,567 shares of its common stock at an average price per share of $1,240.91 for a total amount of approximately $131 million. For the thirty-nine week period ended June 28, 2025, TransDigm repurchased 401,036 shares of its common stock at an average price per share of $1,246.71 for a total amount of approximately $500 million.
Acquisition Activity Subsequent to the Quarter
Subsequent to the quarter, and as previously announced on June 30, 2025, TransDigm has entered into a definitive agreement to acquire Simmonds from RTX Corporation for approximately $765 million in cash. Simmonds is a leading global designer and manufacturer of fuel & proximity sensing and structural health monitoring solutions for the aerospace and defense end markets.
Additionally, on July 1, 2025, TransDigm completed the acquisition of Servotronics, Inc. for $47.00 per share in cash. Servotronics, Inc. is a leading global designer and manufacturer of servo controls and other advanced technology components for aerospace and defense applications.

Year-to-Date Results
Net sales for the thirty-nine week period ended June 28, 2025 increased 11.1%, or $640 million, to $6,394 million from $5,754 million in the comparable period a year ago. Organic sales growth as a percentage of net sales was 6.6%.
Net income for the thirty-nine week period ended June 28, 2025 increased $217 million, or 17.4%, to $1,465 million from $1,248 million in the comparable period a year ago. The increase in net income primarily reflects the increase in net sales described above, the application of our value-driven operating strategy, and lower one-time refinancing costs, non-cash stock and deferred compensation expense and acquisition transaction-related expenses. The increase was partially offset by higher interest expense and income tax expense.
GAAP earnings per share were reduced for the thirty-nine week periods ended June 28, 2025 and June 29, 2024 by $0.83 per share and $1.75 per share, respectively, as a result of dividend equivalent payments made during each period. As a reminder, GAAP earnings per share are reduced when TransDigm makes dividend equivalent payments pursuant to its stock option plans. These dividend equivalent payments are made during TransDigm's first fiscal quarter each year and also upon payment of any special dividends.
Adjusted net income for the thirty-nine week period ended June 28, 2025 increased 10.5% to $1,543 million, or $26.53 per share, from $1,396 million, or $24.15 per share, in the comparable period a year ago.
EBITDA for the thirty-nine week period ended June 28, 2025 increased 19.0% to $3,299 million from $2,772 million for the comparable period a year ago. EBITDA As Defined for the period increased 13.8% to $3,441 million compared with $3,023 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 53.8% compared with 52.5% in the comparable period a year ago.
Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined; and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2025 Outlook
Mr. Stein stated, “We are raising the mid-point of our fiscal 2025 EBITDA As Defined guidance to reflect our operating performance to date and expectations for the fourth quarter. However, we are decreasing our sales guidance primarily due to lower than expected commercial OEM sales, driven mainly by lower than anticipated OEM build rates and inventory destocking. At the mid-point we are decreasing sales guidance by $60 million, and increasing EBITDA As Defined guidance by $40 million and adjusted earnings per share guidance by $0.27 per share.

Additionally, we are maintaining the full year market channel growth assumption for the commercial aftermarket and defense market as underlying market fundamentals have not meaningfully changed. Our commercial OEM market growth assumption has been revised to reflect third quarter results and current expectations for the remainder of fiscal 2025."
TransDigm expects fiscal 2025 financial guidance to be as follows:
•Net sales are anticipated to be in the range of $8,760 million to $8,820 million compared with $7,940 million in fiscal 2024, an increase of 10.7% at the midpoint;

•Net income is anticipated to be in the range of $1,932 million to $1,980 million compared with $1,715 million in fiscal 2024, an increase of 14.1% at the midpoint;
•Earnings per share is expected to be in the range of $32.39 to $33.21 per share based upon weighted average shares outstanding of 58.175 million shares, compared with $25.62 per share in fiscal 2024, which is an increase of 28.0% at the midpoint;
•EBITDA As Defined is anticipated to be in the range of $4,695 million to $4,755 million compared with $4,173 million in fiscal 2024, an increase of 13.2% at the midpoint (corresponding to an EBITDA As Defined margin guide of approximately 53.8% for fiscal 2025);
•Adjusted earnings per share is expected to be in the range of $36.33 to $37.15 per share compared with $33.99 per share in fiscal 2024, an increase of 8.1% at the midpoint; and
•Fiscal 2025 outlook is based on the following market growth assumptions:
◦Commercial OEM revenue growth in the flat to low single-digit percentage range;
◦Commercial aftermarket revenue growth in the high single-digit to low double-digit percentage range; and
◦Defense revenue growth in the high single-digit to low double-digit percentage range.
Please see the attached Table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance midpoint estimated for the fiscal year ending September 30, 2025. Additionally, please see attached Table 7 for comparison of the current fiscal year 2025 guidance versus the previously issued fiscal year 2025 guidance.
Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on August 5, 2025, beginning at 11:00 a.m., Eastern Time. To join the call telephonically, please register for the call at https://register-conf.media-server.com/register/BI659e5ded01734939975593d06a6635c9. Once registered, participants will receive the dial-in information and a unique pin to access the call. The dial-in information and unique pin will be sent to the email used to register for the call. The unique pin is exclusive to the registrant and can only be used by one person at a time. A live audio webcast of the call can also be accessed online at https://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems, specialized flight, wind tunnel and jet engine testing services and equipment, electronic components used in the generation, amplification, transmission and reception of microwave signals, and complex testing and instrumentation solutions.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items recorded as corporate expenses, including non-cash compensation charges incurred in connection with TransDigm Group's stock option or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition transaction-related expenses, and refinancing costs. Acquisition transaction and integration-related expenses represent costs incurred to integrate acquired businesses into TD Group’s operations; facility relocation costs and other acquisition-related costs; transaction and valuation-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses; and amortization expense of inventory step-up recorded in connection with the purchase accounting of acquired businesses. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, non-cash compensation charges incurred in connection with TransDigm Group's stock option or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition transaction-related expenses, and refinancing costs. EBITDA As Defined margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total outstanding shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under U.S. GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with U.S. GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements, necessary to service interest payments on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2025 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; supply chain constraints; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; failure to complete or successfully integrate acquisitions; our indebtedness; current and future geopolitical or other worldwide events, including, without limitation, wars or conflicts and public health crises; cybersecurity threats; risks related to the transition or physical impacts of climate change and other natural disasters or meeting sustainability-related voluntary goals or regulatory requirements; our reliance on certain customers; the United States (“U.S.”) defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; risks related to changes in laws and regulations, including increases in compliance costs and potential changes in trade policies and tariffs; potential environmental liabilities; liabilities arising in connection with litigation; risks and costs associated with our international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s most recent Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 1
JUNE 28, 2025 AND JUNE 29, 2024
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
NET SALES	$2,237	$2,046	$6,394	$5,754
COST OF SALES	905	826	2,553	2,341
GROSS PROFIT	1,332	1,220	3,841	3,413
SELLING AND ADMINISTRATIVE EXPENSES	242	248	689	715
AMORTIZATION OF INTANGIBLE ASSETS	51	38	148	110
INCOME FROM OPERATIONS	1,039	934	3,004	2,588
INTEREST EXPENSE—NET	397	316	1,152	943
REFINANCING COSTS	7	30	7	59
OTHER INCOME	—	(14)	(31)	(24)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	635	602	1,876	1,610
INCOME TAX PROVISION	142	141	411	362
NET INCOME	493	461	1,465	1,248
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1)	—	(1)	(2)
NET INCOME ATTRIBUTABLE TO TD GROUP	$492	$461	$1,464	$1,246
NET INCOME APPLICABLE TO TD GROUP COMMON STOCKHOLDERS	$492	$461	$1,415	$1,145

Earnings per share attributable to TD Group common stockholders:
Earnings per share—Basic and diluted	$8.47	$7.96	$24.31	$19.81
Cash dividends declared per common share	$—	$—	$—	$35.00

Weighted-average shares outstanding:
Basic and diluted	58.1	57.9	58.2	57.8

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
EBITDA, EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 2
JUNE 28, 2025 AND JUNE 29, 2024
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net Income	$493	$461	$1,465	$1,248
Adjustments:
Depreciation and amortization expense	91	77	271	219
Interest expense-net	397	316	1,152	943
Income tax provision	142	141	411	362
EBITDA	1,123	995	3,299	2,772
Adjustments:
Acquisition transaction and integration-related expenses (1)	9	27	32	43
Non-cash stock and deferred compensation expense (2)	51	47	124	158
Refinancing costs (3)	7	30	7	59
Other, net (4)	27	(8)	(21)	(9)
Gross Adjustments to EBITDA	94	96	142	251
EBITDA As Defined	$1,217	$1,091	$3,441	$3,023
EBITDA As Defined Margin (5)	54.4%	53.3%	53.8%	52.5%

(1)
Represents costs incurred to integrate acquired businesses into TD Group’s operations; facility relocation costs and other acquisition-related costs; transaction and valuation-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses; and amortization expense of inventory step-up recorded in connection with the purchase accounting of acquired businesses.

(2)	Represents the compensation expense recognized by TD Group under our stock option plans and deferred compensation plans.

(3)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4)
Primarily represents foreign currency transaction gains or losses, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation payments and other miscellaneous income or expense, such as gain on sale of business.

(5)	The EBITDA As Defined Margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF REPORTED
EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 3
JUNE 28, 2025 AND JUNE 29, 2024
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Reported Earnings Per Share
Net income	$493	$461	$1,465	$1,248
Less: Net income attributable to noncontrolling interests	(1)	—	(1)	(2)
Net income attributable to TD Group	492	461	1,464	1,246
Less: Dividends paid on participating securities	—	—	(49)	(101)
Net income applicable to TD Group common stockholders—basic and diluted	$492	$461	$1,415	$1,145
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	56.2	56.0	56.2	55.7
Vested options deemed participating securities	1.9	1.9	2.0	2.1
Total shares for basic and diluted earnings per share	58.1	57.9	58.2	57.8
Earnings per share—basic and diluted	$8.47	$7.96	$24.31	$19.81
Adjusted Earnings Per Share
Net income	$493	$461	$1,465	$1,248
Gross Adjustments to EBITDA	94	96	142	251
Purchase Accounting Backlog Amortization	6	2	14	5
Tax adjustment (1)	(35)	(38)	(78)	(108)
Adjusted net income	$558	$521	$1,543	$1,396
Adjusted diluted earnings per share under the two-class method	$9.60	$9.00	$26.53	$24.15
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from net income attributable to TD Group	$8.47	$7.96	$24.31	$19.81
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	—	—	0.83	1.75
Acquisition transaction and integration-related expenses	0.20	0.36	0.60	0.61
Non-cash stock and deferred compensation expense	0.67	0.61	1.62	2.05
Refinancing costs	0.10	0.39	0.10	0.76
Tax adjustment on income from continuing operations before taxes (1)	(0.19)	(0.23)	(0.67)	(0.75)
Other, net	0.35	(0.09)	(0.26)	(0.08)
Adjusted earnings per share	$9.60	$9.00	$26.53	$24.15

(1)
For the thirteen and thirty-nine week periods ended June 28, 2025 and June 29, 2024, the Tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate, as well as the impact on the effective tax rate when excluding the excess tax benefits on stock option exercises. Stock compensation expense is excluded from adjusted net income and therefore we have excluded the impact that the excess tax benefits on stock option exercises have on the effective tax rate for determining adjusted net income.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA, EBITDA AS DEFINED
FOR THE THIRTY-NINE WEEK PERIODS ENDED		Table 4
JUNE 28, 2025 AND JUNE 29, 2024
(Amounts in millions)
(Unaudited)
	Thirty-Nine Week Periods Ended
	June 28, 2025	June 29, 2024
Net cash provided by operating activities	$1,531	$1,473
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions and sales of businesses	326	218
Interest expense-net (1)	1,124	912
Income tax provision-current	414	362
Amortization of inventory step-up	(9)	(8)
Loss contract amortization	38	24
Refinancing costs (2)	(7)	(59)
Gain on sale of businesses, net	17	11
Non-cash stock and deferred compensation expense (3)	(124)	(158)
Foreign currency exchange losses	(11)	(3)
EBITDA	3,299	2,772
Adjustments:
Acquisition transaction and integration-related expenses (4)	32	43
Non-cash stock and deferred compensation expense (3)	124	158
Refinancing costs (2)	7	59
Other, net (5)	(21)	(9)
EBITDA As Defined	$3,441	$3,023

(1)	Represents interest expense, net of interest income, excluding the amortization of debt issuance costs and discount on debt.

(2)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(3)	Represents the compensation expense recognized by TD Group under our stock option plans and deferred compensation plans.

(4)
Represents costs incurred to integrate acquired businesses into TD Group’s operations; facility relocation costs and other acquisition-related costs; transaction and valuation-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses; and amortization expense of inventory step-up recorded in connection with the purchase accounting of acquired businesses.

(5)
Primarily represents foreign currency transaction gains or losses, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation payments and other miscellaneous income or expense, such as gain on sale of business.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in millions)
(Unaudited)
	June 28, 2025	September 30, 2024
Cash and cash equivalents	$2,792	$6,261
Trade accounts receivable—Net	1,518	1,381
Inventories—Net	2,083	1,876
Current portion of long-term debt	94	98
Short-term borrowings—trade receivable securitization facility	650	486
Accounts payable	328	323
Dividends payable	—	4,216
Accrued and other current liabilities	1,139	1,216
Long-term debt	24,268	24,296
Total TD Group stockholders’ deficit	(5,004)	(6,290)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS PER
SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MIDPOINT
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2025	Table 6
(Amounts in millions, except per share amounts)
(Unaudited)
GUIDANCE MIDPOINT
Fiscal Year Ended September 30, 2025
Net Income	$1,956
Adjustments:
Depreciation and amortization expense	380
Interest expense-net	1,560
Income tax provision	618
EBITDA	4,514
Adjustments:
Acquisition transaction and integration-related expenses (1)	40
Non-cash stock and deferred compensation expense (1)	180
Refinancing costs (1)	7
Other, net (1)	(16)
Gross Adjustments to EBITDA	211
EBITDA As Defined	$4,725
EBITDA As Defined Margin (1)	53.8%

Earnings per share	$32.80
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	0.83
Acquisition transaction and integration-related expenses	0.87
Non-cash stock and deferred compensation expense	2.35
Refinancing costs	0.10
Other, net	(0.21)
Adjusted earnings per share	$36.74

Weighted-average shares outstanding	58.175

(1)	Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION
CURRENT FISCAL YEAR 2025 GUIDANCE VERSUS
PRIOR FISCAL YEAR 2025 GUIDANCE			Table 7
(Amounts in millions, except per share amounts)
(Unaudited)
	Current Fiscal Year 2025 Guidance Issued August 5, 2025	Prior Fiscal Year 2025 Guidance Issued May 6, 2025	Change at Midpoint

Net Sales	$8,760 to $8,820	$8,750 to $8,950	$(60)

GAAP Net Income	$1,932 to $1,980	$1,925 to $2,037	$(25)

GAAP Earnings Per Share	$32.39 to $33.21	$32.27 to $34.19	$(0.43)

EBITDA As Defined	$4,695 to $4,755	$4,615 to $4,755	$40

Adjusted Earnings Per Share	$36.33 to $37.15	$35.51 to $37.43	$0.27

Weighted-Average Shares Outstanding	58.175	58.150	0.025